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                                                                  Exhibit No. 99

                        Report of Independent Accountants



To the Shareholders and Board of Directors of TRC Companies, Inc.

We have reviewed the accompanying condensed consolidated balance sheet of TRC Companies, Inc. as of March 31, 2002, and the related consolidated statements of operations for each of the three-month and nine-month periods ended March 31, 2002 and 2001, and the condensed consolidated statements of cash flows for the nine-month period ended March 31, 2002 and 2001. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We previously audited in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of June 30, 2001, and the related consolidated statements of operations, changes in shareholders' equity and of cash flows for the year then ended (not presented herein), and in our report dated October 9, 2001 we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of March 31, 2002, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.

As discussed in Note 12, the accompanying condensed consolidated financial statements have been restated.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
May 8, 2002, except as to Note 12,
for which the date is August 26, 2002


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